Exhibit 10.2

ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT (this “Assignment”) is executed as of the 18 day of February, 2014, by TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company, (“Assignor”) and GGT TRG RIM TX, LLC, a Delaware limited liability company (“Assignee”).

R E C I T A L S:

A. GDG Overlook LLC, a Texas limited liability company, (“Seller”) and Assignor entered into that certain Purchase and Sale Agreement dated February 11, 2013, (as amended, the “Contract”) for the purchase of the real property described on Exhibit A attached hereto, together with all improvements located thereon (the “Property”).

B. Seller and Assignor executed that certain First Amendment to Purchase and Sale Agreement dated May 13, 2013, that certain Second Amendment to Purchase and Sale Agreement dated June 12, 2013, that certain Third Amendment to Purchase and Sale Agreement dated June 20, 2013, that certain Fourth Amendment to Purchase and Sale Agreement dated June 28, 2013, and that certain Fifth Amendment to Purchase and Sale Agreement dated September 16, 2013.

C. Assignor has agreed to assign, and Assignee agreed to acquire, Assignor’s right to purchase the Property under and in accordance with the terms of the Contract.

NOW, THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge and confessed, the parties do hereby agree as follows:

1. Assignor hereby assigns to Assignee all of Assignor’s rights, title and interests in, to and under the Contract and Assignee hereby assumes the Contract and all obligations and liabilities of Assignor under the Contract. Assignor is not released from any obligations or liabilities relating to the Contract.

2. Assignor hereby transfers and assigns to Assignee any and all Earnest Money Deposits, Additional Earnest Money Deposits, Extension Fees, and Closing Earnest Money Deposits paid by Assignor under the Contract.

3. This Assignment may be executed in any number of identical multiple counterparts, each of which shall constitute an original hereof, and all of which shall together constitute, collectively, this Assignment.

4. Capitalized terms used in this Assignment not otherwise defined herein shall have the meanings ascribed to them in the Contract.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Assignment has been duly executed and delivered by Assignor and Assignee as of the date first above written.

ASSIGNOR:

TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company,

By:	/s/ Gregory A. Jones
Name:	Gregory A. Jones
Title:	Vice President

ASSIGNEE:

GGT TRG Rim TX, LLC, a Delaware limited liability company

By:	TRG Rim, L.P.,
a Delaware limited partnership, its Operating Member

	By:	TRG-Rim GP, LLC,
a Delaware limited liability company, its sole general partner

		By:	/s/ Brian J. Tusa
Brian J. Tusa, President

EXHIBIT A

[Omitted as not necessary to an understanding of the Agreement]